UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2026

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 7, 2026, SuRo Capital Corp. (“SuRo Capital” or the “Company”) issued a press release containing preliminary estimates of its results for the first quarter ended March 31, 2026 (the “Press Release”). A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Preliminary Estimates and Investment Portfolio Update

On April 7, 2026, the Company disclosed the following information in the Press Release.

Investment Portfolio Update

As of March 31, 2026, SuRo Capital’s net asset value is estimated to be between $14.00 and $14.50 per share.

As of March 31, 2026, the Company held positions in 36 portfolio companies – 33 privately held and 3 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions.

During the three months ended March 31, 2026, the Company made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.

(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of March 31, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

During the three months ended March 31, 2026, the Company sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity / Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	440,246	$3.08	$1.4 million	$0.9 million
True Global Ventures 4 Plus Pte Ltd	3/5/2026	12.3%	—	$0.2 million	$—

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

(2)	As of March 31, 2026, SuRo Capital holds 599,754 shares of GrabAGun Digital Holdings, Inc.

SuRo Capital’s liquid assets were approximately $46.0 million as of March 31, 2026, consisting of cash and securities of publicly traded portfolio companies at quarter-end.

As of March 31, 2026, there were 25,387,393 shares of the Company’s common stock outstanding.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its first quarter ended March 31, 2026 results in May 2026.

Proposal to Externalize SuRo Capital’s Management Structure in a Joint Venture with Magnetar Holdings LLC

On April 2, 2026, the Board of Directors of SuRo Capital (the “Board”), including all of the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (each, an “Independent Director”), unanimously approved the Company’s transition from an internally managed business development company (“BDC”) to an externally managed structure (the “Externalization”). The Board also approved the related investment advisory agreement (the “Advisory Agreement”) with Neostellar Advisors LLC (the “Adviser”), an entity jointly owned by certain current employees of SuRo Capital and by Magnetar Holdings LLC (the “Magnetar JV Entity”), pursuant to which the Adviser would be appointed as the investment adviser of SuRo Capital. The Magnetar JV Entity is part of a multi-strategy, multi-product alternative investment platform founded in 2005 with approximately $17.8 billion in assets under management as of December 31, 2025, approximately 224 professionals as of March 31, 2026, and offices in Evanston, Illinois (headquarters), New York, London, Menlo Park, and Austin (collectively, “Magnetar”). Entry into the Advisory Agreement effectuating the Externalization is subject to approval by the SuRo Capital stockholders.

If the Company’s stockholders do not approve the Advisory Agreement, the Company will continue its operations as an internally managed BDC. For the avoidance of doubt, the Company is not being sold. If the Externalization occurs, the Company’s stockholders immediately prior to the Externalization will be the Company’s stockholders immediately following the Externalization and will hold the same number of shares of the Company’s common stock as they did prior to the Externalization.

The key terms of the Externalization and the Advisory Agreement include:

●	No Incentive Fee on Pre-Existing Portfolio — Under the Advisory Agreement, the Adviser would not be paid an incentive fee on any realized gains attributable to the Company’s existing portfolio. Any such realized gains will inure to the benefit of the Company’s stockholders.

●	Expected Annual Cost Savings — Based on the Board’s analysis, the Externalization is expected to result in annual expense savings of approximately 0.77% of average total assets compared to the current internal management structure. See “Comparison of Fiscal Year 2025 Operating Expenses and Pro Forma Operating Expenses Under Advisory Agreement and Administration Agreement” below.

●	Magnetar’s $20 Million Capital Commitment — In connection with the Externalization, Magnetar will agree to invest $20,000,000 in the Company, the form of which will depend on certain factors.

●	Competitive Fee Structure — The Board noted that the proposed base management fee of 1.75% of the Company’s gross assets is competitive with fees charged by comparable BDCs and is below the median fee charged by private market venture and technology funds. In addition, the fact that the Company will not pay any incentive fees on existing investments has the potential to be highly accretive to stockholders.

●	Management Continuity — The Company’s current investment team, including Mark D. Klein (Chairman, CEO and President) and Allison Green (CFO, Treasurer and Corporate Secretary), will remain in their current capacities but will be employed by the Adviser rather than the Company following the Externalization.

Background and Purpose of the Externalization

SuRo Capital Corp. was incorporated in Maryland on January 6, 2011, and commenced operations upon the completion of its initial public offering in May 2011. The Company elected to be regulated as a BDC at that time and continues to be regulated as a BDC. The Company was originally externally managed, but in March 2019, the Board approved the internalization of the Company’s management functions, and since that time the Company has operated as an internally managed, non-diversified closed-end management investment company. The Company’s investment objective is to maximize its portfolio’s total return, principally by seeking capital gains on its equity and equity-related investments, and to a lesser extent, income from debt investments.

Although the 2019 internalization achieved certain benefits for the Company and its stockholders, the Board and management have observed that the internal management structure has also presented certain challenges and potential limitations, including (i) scale and resource constraints that limit the Company’s ability to access certain investment opportunities, maintaining a broader team of investment professionals, and achieving operating expense efficiencies; (ii) investment sourcing limitations arising from the Company’s relatively small team; and (iii) key person risk resulting from the Company’s substantial dependence on the continued service of its executive officers. Beginning on January 26, 2026, the Board commenced a comprehensive review of the benefits of continuing to operate as an internally managed BDC, versus externalizing the Company’s management functions through a partnership with a larger asset management platform. The Board and the Company’s management believe that it is advisable to change from an internal management structure to an external management structure, and that the Advisory Agreement is advisable and in the best interests of the Company and its stockholders.

About Magnetar

Magnetar is a multi-strategy, multi-product alternative investment platform founded in 2005 with approximately $17.8 billion in assets under management as of December 31, 2025. Magnetar has a 20-year track record and operates investment platforms across alternative credit and fixed income, quantitative investing, and ventures strategies. Magnetar has extensive resources throughout its fully integrated platform, with deep expertise in investment, financial, legal, operational, and technology functions, supported by teams in Evanston (headquarters), New York, London, Menlo Park, and Austin. Collectively, the Magnetar platform has deployed over $4 billion in total initial invested capital in venture-backed artificial intelligence ecosystem, technology, and technology-enabled companies. A key distinguishing characteristic of the Magnetar approach is its willingness to provide strategic direction and high-level guidance in the decisions of its portfolio companies. Magnetar has a particular expertise in investing in capital-intensive businesses, including financial and operational expertise in reducing companies’ cost of capital, managing balance sheets and structuring transactions. Magnetar’s experience with hardware-oriented and capital-intensive technology businesses is particularly well-suited to the Company’s current and anticipated portfolio composition. The Board also believes that Magnetar has the breadth and scale to potentially introduce new customer relationships to portfolio companies, which may assist in driving top-line revenue growth.

The Company’s investment activity is expected to benefit in particular from its relationship with Magnetar’s ventures strategy platform (the “Magnetar Ventures Team”). The Magnetar Ventures Team enthusiastically supports the Company’s current investment strategy of investing principally in the equity securities of rapidly growing venture capital-backed emerging companies. Certain of the Magnetar Ventures Team’s investment professionals will be added to the Company’s Investment Committee, enhancing the Company’s access to investment sourcing and due diligence capabilities. The Board believes that the Company will benefit from the involvement of certain investment professionals of the Magnetar Ventures Team who are expected to provide the Adviser with additional resources in origination, due diligence and portfolio monitoring. The Board also noted that the competitive environment has changed, with a number of external asset managers now sponsoring BDCs. Because of their external management structure, these managers can offer a wider variety of resources and capabilities to prospective portfolio companies than a single purpose internally managed BDC such as the Company. In addition, the Board believes that external managers affiliated with larger platforms, such as Magnetar, have greater access to investment sourcing and due diligence which could enhance the value of the Company’s portfolio in the future and result in economies of scale and potential savings as the Company's assets increase.

This new relationship builds upon pre-existing multi-year, multi-industry relationships cultivated through previous collaborations between the Company and Magnetar. The Company has previously invested indirectly in portfolio companies such as CoreWeave and TensorWave through co-investment vehicles sponsored and managed by Magnetar. The Board believes that, over the longer term, the Company will benefit from its relationship with Magnetar, which may result in increased deal flow and access to co-investment opportunities.

Investment By Magnetar

In connection with the approval of the Advisory Agreement by the SuRo Capital stockholders and the resultant Externalization, an affiliate of the Magnetar JV Entity will agree to invest $20,000,000 in the Company (the “Magnetar Investment”), demonstrating Magnetar’s confidence in the Company’s investment strategy and alignment of interests with the Company’s stockholders. The form of the Magnetar Investment will depend on the occurrence of certain events. Subject to certain exceptions, if, prior to the Externalization, the Company issues shares of its common stock to third parties for cash proceeds of at least $230,000,000 (the “Qualified Fundraising”), then the Magnetar Investment would occur contemporaneously with the Qualified Fundraising and would be in the form of a purchase of the Company’s common stock. If the Qualified Fundraising does not occur prior to the Externalization, then the Magnetar Investment would occur contemporaneously with the Externalization in the form of a convertible promissory note (the “Note”) issued to Magnetar by the Company. The Note would be automatically convertible into shares of the Company’s common stock in connection with any subsequent Qualified Fundraising. If the Qualified Fundraising does not occur within three years of the Externalization, the Company would be obligated to repay to Magnetar all outstanding principal and interest under the Note. Further details regarding the Magnetar Investment will be described in the proxy statement to be filed with the SEC.

Terms of the Advisory Agreement and the Administration Agreement

The Adviser is a newly formed entity jointly owned by certain current employees of the Company and by the Magnetar JV Entity. Subject to the overall supervision of the Board, the Adviser will be responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring the Company’s investments, providing personnel and significant managerial assistance as needed to portfolio companies, and monitoring the Company’s portfolio companies on an ongoing basis through a team of investment professionals.

Under the Advisory Agreement, the Company would pay the Adviser a fee for its investment advisory and management services consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”). The Base Management Fee under the Advisory Agreement shall be calculated at an annual rate of 1.75% of the Company’s gross assets, payable monthly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Incentive Fee payable under the Advisory Agreement will consist of two parts: (1) a portion based on the Company’s Pre-Incentive Fee Net Investment Income (the “Income-Based Fee”), payable quarterly, equal to 20.00% of income exceeding an annualized hurdle rate of 7.00%, subject to a “catch-up” feature, and (2) a portion based on the Company’s realized capital gains on eligible investments, calculated on an investment-by-investment basis, equal to 20.00% of realized capital gains subject to a non-compounded preferred return of 7.00% per year (the “Capital Gains Fee”). Subject to the approval of the Advisory Agreement by the Company’s stockholders, the Advisory Agreement is expected to have an effective date of July 1, 2026.

Importantly, no Incentive Fee will be payable with respect to the Company’s existing portfolio of investments. Investments held by the Company prior to the effective date of the Advisory Agreement (“Pre-Existing Investments”) shall not constitute Eligible Investments and shall be excluded entirely from any Incentive Fee calculation. Pre-Existing Investments shall not be included in any cumulative, “high-water mark,” or similar netting calculation used to determine the Capital Gains Fee or any other component of the Incentive Fee.

The Advisory Agreement will remain in effect for two years after the date it is signed. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s Independent Directors, in either case, in accordance with the requirements of the 1940 Act. The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by: (a) vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Upon effectiveness of the Advisory Agreement, the Company will enter into an administration agreement (the “Administration Agreement”) with Neostellar Administrative Services LLC, an affiliate of the Adviser (the “Administrator”). Under the terms of the Administration Agreement, the Administrator has agreed to perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement, including the Company’s allocable portion of overhead (such as rent, technology systems, insurance, and the compensation of the Administrator’s personnel and related expenses). The Advisory Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred in any pending, threatened or completed action, suit, investigation or other proceeding arising out of the Adviser’s duties under the Advisory Agreement. The foregoing descriptions of the Advisory Agreement and the Administration Agreement are summaries only and are qualified in their entirety by reference to the full text of those agreements, which will be filed as exhibits to a proxy statement on Schedule 14A (the “Proxy Statement”) to be filed with the SEC.

Comparison of Fiscal Year 2025 Operating Expenses and Pro Forma Operating Expenses Under Advisory Agreement and Administration Agreement

The table below compares the compensation expenses and general and administrative expenses (“Compensation Expenses”) incurred by the Company as an internally managed BDC in the year ended December 31, 2025, to the pro forma annual advisory fees and administrative expenses calculated as if the Advisory Agreement and Administration Agreement had been in place for the year ended December 31, 2025.

Annual Compensation Expenses, General and Administrative Expense, and Advisory Fees (as a percentage of total assets)	Existing Internally Managed Cost Structure(1)	New Advisory Agreement and Administration Agreement		Difference

Compensation Expenses	3.43%	—		(3.43)%
General and Administrative Expenses	1.55%	2.46	%(2)	0.91%
Base Management Fee	—	1.75%		1.75%
Incentive Fees	—	0.00	%(3)	0.00%

Total(4)	4.98%	4.21%		(0.77)%

(1)	Assumes approximately $257.3 million in average total assets, calculated based on quarterly total assets as reported in the Company’s 2025 Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively.

(2)	Includes an overhead allocation related to the compensation of the CEO, CFO and financial operations team, which under the internally managed structure is included within Compensation Expenses and under the Administration Agreement is included within fund expenses.

(3)	Under the Advisory Agreement, Incentive Fees are calculated solely with respect to “Eligible Investments,” which are defined as investments made by the Company on or after the effective date of the Advisory Agreement. The Company’s existing portfolio of investments, which pre-dates the Advisory Agreement, is excluded entirely from the Incentive Fee calculation. Accordingly, no Incentive Fees will be payable on the Pre-Incentive Fee Net Investment Income or capital gains attributable to the Company’s existing portfolio.

(4)	The comparison above is based on the Company’s operating expenses for the fiscal year ended December 31, 2025 and the estimated pro forma operating expenses under the Advisory Agreement and Administration Agreement. Based on this analysis, the externalization is expected to result in annual expense savings of approximately 0.77% of average total assets compared to the current internal management structure. Actual savings, if any, may vary based on the Company’s actual asset levels, overhead allocation, and other factors.

Compensation of Management

In recognition of the Company’s continued overall performance, including the Company’s management team’s achievement of a total stockholder return of 69% in 2025 (including distributions), calculated from the closing share price on the last trading day of fiscal year 2024 to the closing price on the last trading day of fiscal year 2025, the Company’s Compensation Committee held several meetings to discuss the appropriate compensation that the Company should pay to the Company’s management team in light of the management team’s leadership, execution, and contributions to the Company’s growth and positioning. In doing so, the Compensation Committee considered the management team’s role in overseeing and enhancing the Company’s existing investment portfolio, advancing the Externalization, attracting a partner of Magnetar’s caliber, and undertaking the significant work necessary to position the Company for continued growth. The Compensation Committee also considered the benefits of the proposed Advisory Agreement and the broader strategic value expected to result from the Externalization for the Company and its stockholders.

Based on the foregoing, at a meeting held April 2, 2026, the Compensation Committee approved the following:

●	a grant of 350,000 restricted shares (with any aggregate income tax liability to be paid by the Company) to Mark D. Klein, the Company’s Chairman, President and Chief Executive Officer;
●	a grant of 60,000 restricted shares (with any aggregate income tax liability to be paid by the Company) to Allison Green, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary;
●	a cash bonus of $850,000 to Mark D. Klein; and
●	a cash bonus of $500,000 to Allison Green.

The foregoing compensation will be paid only if the Advisory Agreement Proposal is approved by the Company’s shareholders. With respect to the compensation value of the restricted shares, such shares will have a value equal to the number of restricted shares granted, multiplied by the closing price per share of the Company’s Common Stock on the date that such restricted shares vest. In summary, the total compensation paid to Mr. Klein and Ms. Green will include the value of the restricted shares granted to each of them, the total amount of the tax liability attributable to such restricted shares paid by the Company on their behalf, and their respective cash bonuses.

The 1940 Act generally does not permit externally managed investment companies and BDCs to issue or have outstanding options or restricted stock granted to directors and employees, except under limited circumstances. On a date following the approval by the stockholders of the Advisory Agreement and before the date on which the Advisory Agreement becomes effective, each Company Restricted Share outstanding, including the grants of restricted shares noted above, shall become fully vested. However, each such Company Restricted Share will be subject to a lock-up agreement between the Company and the holder of such Company Restricted Share that will tie to its original vesting schedule. The Company Restricted Shares generally vest ratably over three years from the grant date, and all underlying shares are entitled to dividends and voting rights beginning on the grant date.  Each of Mark Klein and Allison Green will enter into lock-up agreements that will restrict their ability to sell any shares of the Company’s Common Stock received in connection with a grant of any Company Restricted Shares.

Impact on Stockholders

The Company is not being sold. If the Externalization occurs, the Company’s stockholders immediately prior to the Externalization will be the Company’s stockholders immediately following the Externalization and will hold the same number of shares of the Company’s common stock. The Company’s common stock will continue to be listed on the Nasdaq Global Select Market. In addition, the Company previously elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), and that election will remain in effect for the current fiscal year. In connection with the Externalization, the Company’s name will change to Neostellar Capital Corp. Neither the Company nor its stockholders are expected to recognize income or gain in connection with the Externalization for U.S. federal income tax purposes. The Board believes that the positive factors of the Externalization, including the anticipated expense savings, access to enhanced investment sourcing and due diligence capabilities, and the preservation of all realized gains on the existing portfolio for the benefit of stockholders, outweigh the benefits of remaining an internally managed BDC.

Interests of Persons Related to the Company

In considering the recommendation of the Board, Company stockholders should be aware that the Company’s executive officers and directors may have interests in the Externalization that are different from, or in addition to, those of Company stockholders generally. Following approval by the stockholders of the Advisory Agreement, each restricted share of the Company outstanding and not previously forfeited under the Company’s Second Amended and Restated 2019 Equity Incentive Plan shall become fully vested. However, each such restricted share will be subject to a lock-up agreement between the Company and the holder that will tie to its original vesting schedule. In addition, the Company’s current investment team, including Mr. Klein and Ms. Green, will be employed by the Adviser rather than the Company following the Externalization. Further information regarding these interests will be included in the Proxy Statement.

Required Vote

Approval of the Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” entitled to vote at a special meeting of the Company’s stockholders (the “Special Meeting”). Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company.

Additional Information and Where to Find It

In connection with the proposed Externalization, the Company plans to file the Proxy Statement with the SEC and mail it to its stockholders. The Proxy Statement will contain important information about the Company, Magnetar, the proposed Externalization and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MAGNETAR, THE PROPOSED EXTERNALIZATION AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by the Company, free of charge, from the SEC’s web site at www.sec.gov and from the Company’s web site at https://investors.surocap.com/financial-information/sec-filings. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from the Company by calling Investor Relations at (212) 931-6331.

Forward-Looking Statements

Statements included herein, including statements regarding the Company’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements.” The Company cautions that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. With respect to the Externalization, these risks and uncertainties include, but are not limited to: the ability to obtain the required stockholder approval; the ability to retain key personnel; the ability to realize the anticipated benefits of the Externalization; and the impact of the Externalization on the Company’s business, financial condition, and results of operations. Risk factors, cautionary statements, and other conditions which could cause the Company’s actual results to differ from management’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Proxy Statement when filed. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 7, 2026*
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2026	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green
Chief Financial Officer, Treasurer and
Corporate Secretary